Form 8-A

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

HealthSharesTM, Inc.
………………………………………………………………………………………………
(Exact name of registrant as specified in its charter)

Maryland	See Next Page
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

420 Lexington Avenue, Suite 2550
New York, New York 10170
……………………………………………………..
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be registered	each class is to be registered
……………………………..	……………………………………
Shares of beneficial interest,	NYSE Arca, Inc.
$0.0001 par value per share

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instructions A.(c), check the following box.  [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  [   ]

Securities Act registration statement file number to which this form relates:
333-131824.

Securities to be registered pursuant to Section 12(g) of the Act:
None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1:     Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, $0.0001 par value, of HealthSharesTM, Inc. (the “Company”) to be registered hereunder is set forth in the Company’s Registration Statement on Form N-1A (Commission File Nos. 333-131824; 811-21855), which description is incorporated herein by reference as filed with the Securities and Exchange Commission on January 11, 2007.

The Company currently consists of twenty separate series.  Each of the Company’s twenty series and their respective I.R.S. Employer Identification Numbers are as follows:

HealthShares™ Autoimmune-Inflammation Exchange-Traded Fund	20-5308471
HealthShares™ Cancer Exchange-Traded Fund	20-5308847
HealthShares™ Cardio Devices Exchange-Traded Fund	20-5309496
HealthShares™ Cardiology Exchange-Traded Fund	20-5309341
HealthShares™ Dermatology and Wound Care Exchange-Traded Fund	20-5309391
HealthShares™ Diagnostics Exchange-Traded Fund	20-5308604
HealthShares™ Emerging Cancer Exchange-Traded Fund	20-5308775
HealthShares™ Enabling Technologies Exchange-Traded Fund	20-5309695
HealthShares™ European Drugs Exchange-Traded Fund	20-5309602
HealthShares™ European Medical Products and Devices Exchange-Traded Fund	20-5309663
HealthShares™ GI/Gender Health Exchange-Traded Fund	20-5309237
HealthShares™ Infectious Disease Exchange-Traded Fund	20-5308696
HealthShares™ Metabolic-Endocrine Disorders Exchange-Traded Fund	20-5308928
HealthShares™ Neuroscience Exchange-Traded Fund	20-5309111
HealthShares™ Ophthalmology Exchange-Traded Fund	20-5309290
HealthShares™ Orthopedic Repair Exchange-Traded Fund	20-5309558
HealthShares™ Patient Care Services Exchange-Traded Fund	20-5309448
HealthShares™ Respiratory/Pulmonary Exchange-Traded Fund	20-5309174
HealthShares™ Composite Exchange-Traded Fund	20-5353002

Item 2: Exhibits.

1.           The Company’s Articles of Amendment and Restatement are included as Exhibit (a)(3) to the Company’s Pre-Effective Amendment No. 3 to the Registration Statement on Form N-1A (File Nos. 333-131824; 811-21855), as filed with the Securities and Exchange Commission on January 11, 2007.

2.           The Company’s Amended and Restated By-Laws are included as Exhibit (b)(2) to the Company’s Pre-Effective Amendment No. 3 to the Registration Statement on Form N-1A (File Nos. 333-131824; 811-21855), as filed with the Securities and Exchange Commission on January 11, 2007.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, as of this 25th day of October, 2007.

HealthSharesTM, Inc.

By:	/s/ Anthony F. Dudzinski
	Name:	Anthony F. Dudzinski
	Title:	Vice President